UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 14, 2012

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 West Field Court, Suite 200

Lake Forest, Illinois 60045-4824

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b)	Resignation of Kevin G. Hostetler

On February 14, 2012, Kevin Hostetler the Vice President, Group Executive of the Fluid and Metering Technologies Segment announced his resignation as an officer of IDEX Corporation (“IDEX”). In order to ensure an orderly transition of his duties and responsibilities, IDEX and Mr. Hostetler entered into Transition Services and Separation Agreement (the “Transition Agreement”) pursuant to which Mr. Hostetler agreed to remain with IDEX until April 8, 2012 (the “Termination Date”) and in connection therewith will receive:

•	A 2011 bonus of $442, 649

•	Continued vesting in Restricted stock and stock option awards that would vest through and including the Termination Date, but forfeiting immediately all other restricted stock and options which would not be vested as of the Termination Date;

•	Severance equal to twelve months base salary and his target annual bonus for 2012 payable in a lump sum amount of $705,500;

•	$250,000 lump sum payment in exchange for a one year non-compete, which amount is also subject to his execution of a release of claims;

•	Reimbursement of up to $75,000 in outplacement services; and

•	Continued health benefits for up to twelve months at the same cost as paid by active employees of IDEX.

Mr. Hostetler’s receipt of the severance, payment for the non-compete and continued health benefits are subject to his executing and not revoking a general release of claims.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Services and Separation Agreement dated February 14, 2012 between IDEX Corporation and Kevin G. Hostetler

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ Heath A. Mitts
Heath A. Mitts Vice President and Chief Financial Officer

February 16, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Services and Separation Agreement dated February 14, 2012 between IDEX Corporation and Kevin G. Hostetler